                                                                      Exhibit 21

                      SUBSIDIARIES OF BAB HOLDINGS, INC.


                NAME                       STATE OF INCORPORATION
------------------------------------      ------------------------
 BAB Systems, Inc.                                Illinois

 BAB Operations, Inc.                             Illinois

 Systems Investments, Inc./(1)/                   Illinois

 Brewster's Franchise Corporation                 Illinois


 /(1)/ A wholly-owned subsidiary of BAB Systems, Inc.